EXHIBIT 10.6


                              ASSIGNMENT AGREEMENT

                  This ASSIGNMENT AGREEMENT (this "Agreement"), dated as of August 1, 2003 (the "Effective Date"), is by and between Berlex Laboratories, Inc., a Delaware corporation, with offices at 340 Changebridge Road, P.O. Box 1000, Montville, New Jersey 07045-1000 ("Berlex"), and Cytogen Corporation, a Delaware corporation, with offices at 650 College Road East, Suite 3100, Princeton, New Jersey 08540 ("Cytogen"). For the purposes of this Agreement, Berlex and Cytogen are sometimes referred to collectively as the "Parties" and individually, each as a "Party."

                                    RECITALS

                  WHEREAS, Cytogen and Berlex entered into that certain Termination Agreement, dated June 16, 2003 (the "Termination Agreement"), pursuant to which, each Party agreed to terminate that certain License Agreement, dated as of October 28, 1998 (the "License A greement"), as of the Effective Date; and

                  WHEREAS, pursuant to Section 6 of the Termination Agreement, at the Closing (as defined in the Termination Agreement), Berlex is required to assign to Cytogen all of its rights and obligations under that certain Manufacturing and Supply Agreement, dated as of January 1, 1999 (the "Supply Agreement"), between Bristol-Myers Squibb ("BMS"), formerly known as Dupont Pharmaceuticals Company, Berlex and Cytogen, as permitted by Section 9.7 of the Supply Agreement; and

                  WHEREAS, the Parties wish to conduct the Closing pursuant to the Termination Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

          1. Berlex hereby assigns and transfers to Cytogen, and Cytogen hereby accepts and takes assignment of, all of Berlex's right, title and interest in, and all of Berlex's duties and obligations under the Supply Agreement as of the Effective Date. Notwithstanding the foregoing, Cytogen shall not be responsible for, or obligated to pay, for any: (i) services provided, (ii) Product (as defined in the Supply Agreement) manufactured; (iii) Product sold; (iv) Product delivered; or (v) any liabilities incurred by Berlex under the Supply Agreement prior to the Effective Date, unless such services, Product or liabilities are set forth on SCHEDULE A, attached hereto.

          2. Berlex represents and warrants that: (i) it is not in default of any of its obligations, payments or liabilities under the Supply Agreement; (ii) it has paid all amounts due and payable to BMS and Cytogen as of the Effective Date; (iii) it has not previously assigned any of its rights or delegated any of its duties or

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               obligations  under the Supply  Agreement to any third party;  and
               (iv) it will pay any amounts to BMS that become due and payable for services performed, Product manufactured, Product delivered, Product sold or Product used prior to the Effective Date (other than any payment that is set forth on SCHEDULE A, attached hereto).

          3. Berlex represents and warrants that, to its knowledge, as of the Effective Date, BMS is not in default, nor does Berlex have any reason to believe that BMS will, in the future, be in default of any of any of its obligations or responsibilities under the Supply Agreement. Furthermore, Berlex represents and warrants that, as of the Effective Date, it has no reason to believe that BMS will not be able supply and distribute the quantities of Product ordered under the Supply Agreement.

          4. Berlex acknowledges that it will remain responsible for invoicing all customers that receive Product sold prior to the Effective Date. As used herein, a Product will be "sold" and a Product "sells" upon the date which the customer receives the Product. The Parties acknowledge that Berlex shall be entitled to receive and retain any payments made by customers for Product sold prior to the Effective Date, subject to Cytogen's right to receive royalty payments thereon from Berlex.

          5. Subject to the surviving obligations of the parties pursuant to the License Agreement and the Termination Agreement, Berlex acknowledges that it will remain responsible for any and all liabilities, demands, judgments, suits, causes of action, claims, damages, penalties, sanctions, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or character that arise out of services provided, Product manufactured, Product delivered, Product used or Product sold under the Supply Agreement prior to the Effective Date, unless such services, Product or liabilities are set forth on SCHEDULE A, attached hereto ("Claims").

          6.   Berlex  shall  indemnify  and  hold  harmless   Cytogen  and  its
               affiliates and its respective officers, directors, employees, partners and agents from any and all Claims.

          7. For a period of 90 days after the Effective Date, the Parties shall use commercially reasonable efforts to cooperate with each other for an orderly transition of the Supply Agreement to Cytogen.

          8. For a period of 90 days after the Effective Date, in the event of a substantial disruption in the manufacturing or supply of the Product, Berlex shall, at Cytogen's request, use commercially reasonable efforts to assist Cytogen in procuring an alternative source of supply of Product.
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          9.   Except as expressly  described  above,  this Agreement  shall not constitute a modification or an alteration of any of the terms and conditions of the Supply Agreement, which shall remain in full force and effect.

          10. Cytogen shall use commercially reasonable efforts in conjunction with Bristol Myers Squibb Medical Imaging to effect the transition of labeling and packaging from Berlex to Cytogen for Product, per regulatory requirements within ninety (90) days of the Effective Date. The parties agree that until such time as Cytogen has completed such transitional labeling and packaging for the Product, Cytogen shall be entitled to use the name "Berlex" or any trade names, trademarks, identifying logos or service marks related thereto or employing the word "Berlex" or any part or variation of any of the foregoing on any Product (including its labeling and packaging) (collectively, "Berlex Marks") without any obligation on the part of Cytogen to pay royalties or similar fees related thereto to Berlex. Cytogen agrees that upon the completion of such transitional labeling and packaging for Product, Cytogen shall cease and desist from all further use of the Berlex Marks. Cytogen shall not use the Berlex Marks in any manner that might dilute, tarnish, disparage or reflect adversely on Berlex or the Berlex Marks. The foregoing provisions of this Section 10 shall not be interpreted as convening any interest in the Berlex Marks to Cytogen. Cytogen shall indemnify and hold harmless Berlex and its affiliates and its respective officers, directors, employees, partners and agents from any and all any and all liabilities, demands, judgments, suits, causes of action, claims, damages, penalties, sanctions, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or character that arise out of Cytogen's use of the Berlex Marks in manner inconsistent with the rights granted by Berlex to Cytogen under this Section 10.

          11. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without reference to its conflicts of law provisions, and the United States of America. The State of Delaware and federal courts within the State of Delaware shall be the only courts of competent jurisdiction.

          12. This Agreement may be executed in any number of counterparts, and any such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same Agreement.

                                      * * * * * * * * * *

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         IN WITNESS WHEREOF,  the Parties have executed this Agreement as of the date first written above.

BERLEX LABORATORIES, INC.



By:    /s/ Lutz Lingnau
       -----------------------------------
Name:  Lutz Lingnau
Title: Chairman


CYTOGEN CORPORATION


By:    /s/ Michael D. Becker
       -----------------------------------
Name:  Michael D. Becker
Title: President and Chief Executive Officer



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                                   SCHEDULE A



- Cost of goods for sales of Products that Cytogen sells on and after the Effective Date.

-    Any sample requests in process as of the Effective Date.

- Any open vial shield and calibration sample requests in process as of the Effective Date.